Exhibit 99.11

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Nicolet Bankshares, Inc. 029XXC 1 U PX + Special Meeting Proxy Card . + A IMPORTANT SPECIAL MEETING INFORMATION 2. Non-Binding Vote on Compensation - To vote, on a non-binding advisory resolution, to approve compensation that may become payable to Robert J. Cera in connection with the merger. 1. Merger and Share Issuance - To authorize, approve and adopt the Agreement and Plan of Merger, by and between Nicolet Bankshares, Inc. ("Nicolet") and Baylake Corp. ("Baylake"), pursuant to which Baylake will merge with and into Nicolet, and the transactions contemplated by the merger agreement, including the issuance of up to 4,500,000 shares of Nicolet common stock in the merger. The terms of the merger are more particularly described in the Proxy Materials. 3. Adjournment - To adjourn the special meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies to approve the merger agreement and the transactions contemplated by the merger agreement. Proposals - The Board of Directors recommends a vote FOR Proposals 1, 2 and 3. C Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below If stock is held in the name of more than one person, all holders should sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee, guardian, or custodian please indicate the capacity in which you are acting. Please mark, date and sign the proxy, then return it in the enclosed returnaddressed envelope. No postage is necessary. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in name by authorized person. Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No postage necessary. Date (mm/dd/yyyy) - Please print date below. Signature 1 - Please keep signature within the box. Signature 2 - Please keep signature within the box. B Non-Voting Items Change of Address - Please print new address below. Comments - Please print your comments below. For Against Abstain For Against Abstain For Against Abstain MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ 1234 5678 9012 345 MMMMMMM 2 7 0 9 3 2 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 8:00 a.m., Central Time, on April 12, 2016. Vote by Internet o Go to www.investorvote.com/NCBS o Or scan the QR code with your smartphone o Follow the steps outlined on the secure website Vote by telephone o Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone o Follow the instructions provided by the recorded message

. FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 12, 2016 The undersigned shareholder of Nicolet Bankshares, Inc. ("Nicolet") hereby appoints Robert B. Atwell, Chairman, President, and Chief Executive Officer of Nicolet, and Michael E. Daniels, Secretary of Nicolet, or each of them, as proxies with full power of substitution, to vote all shares of common stock of Nicolet which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders (the "Special Meeting") on April 12, 2016, to be held at Nicolet National Bank, 111 N. Washington Street, Green Bay, WI 54301, at 9:45 a.m. local time, and at any adjournments thereof, upon the proposals described in the accompanying Notice of the Special Meeting and the joint proxy statement-prospectus relating to the Special Meeting (collectively, as each may be revised or supplemented from time to time, the "Proxy Materials"), receipt of which is hereby acknowledged. When this proxy is properly executed and not revoked, the shares it represents will be voted at the Special Meeting in accordance with the choices specified below and in the discretion of the proxy holders on all other matters properly coming before the Special Meeting. The Board of Directors recommends a vote FOR Proposal One, FOR Proposal Two, and FOR Proposal Three. If no choice is specified and this proxy is properly executed and not revoked, this proxy will be voted FOR Proposal One, FOR Proposal Two, and FOR Proposal Three. Proxy - Nicolet Bankshares, Inc. qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q